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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to the Registration Statement of Sterling Bancshares, Inc. on Form S-4 of our report dated March 16, 2001 on the consolidated financial statements of Lone Star Bancorporation, Inc., appearing in the proxy statement/prospectus, which is part of such Registration Statement. We also consent to the references to us under the heading "Experts" in such proxy statement/prospectus.


/s/ GAINER, DONNELLY & DESROCHES, L.C.


Gainer, Donnelly & Desroches, L.C.
Houston, Texas
July 19, 2001